UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 29, 2007
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5100 Tennyson Parkway Suite 1200
Plano, Texas	75024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(972) 673-2000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On March 29, 2007, the Company entered into an Underwriting Agreement with J.P. Morgan Securities Inc. as representative for the several underwriters (the “Underwriters”), in connection with the offer and sale of an aggregate principal amount of $150 million of additional 7 1/2% Senior Subordinated Notes due 2015 (the “Notes”). The Notes were offered pursuant to the Indenture dated December 7, 2005, as supplemented by the First Supplemental Indenture, dated April 3, 2007, among the Company, certain of the Company’s subsidiaries who are guarantors of the Notes (the “Subsidiary Guarantors” ) and The Bank of New York Trust Company, N.A., successor in interest to JPMorgan Chase Bank, National Association, as trustee (as supplemented, the “Indenture ”) pursuant to which the Company previously issued $150 million of senior subordinated notes in December 2005. The Notes were sold to the public at 100.5%, plus accrued interest from December 15, 2006 to April 3, 2006, the closing date. The Underwriters purchased the Notes for 99.5% of the principal amount thereof. Closing occurred on April 3, 2007.
The Company will pay interest on the Notes on June 15 and December 15 of each year, with the next interest payment date on June 15, 2007. The Notes will mature on December 15, 2015. The Company may redeem the Notes on or after December 15, 2010 at the redemption prices described in the Indenture.
The Notes were offered and sold under a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, in connection with the Company’s registration statements on Forms S-3ASR and S-3MEF (Registration Nos. 333-141637 and 333-141675), which were automatically effective on March 29, 2007 (collectively, the “Registration Statement”). In connection with the offering of the Notes, the Underwriting Agreement and the First Supplemental Indenture are filed as exhibits to this Form 8-K and are to be incorporated by reference in their entirety into the Registration Statement.
JPMorgan Chase Bank, National Association, an affiliate of J.P. Morgan Securities Inc., is the lead agent bank and a lender on the Company’s credit facility.
Section 7—Regulation FD
Item 7.01 Regulation FD Disclosure.
On March 29, 2007, the Company announced that it had priced the Notes described in this Form 8-K and that it would use the estimated net proceeds from the offering to repay a portion of the Company’s current borrowings under its bank credit facility, which were approximately $180.0 million as of March 25, 2007. The text of the March 29, 2007 press release is attached hereto as Exhibit 99.1. On March 30, 2007, the Company closed on its previously announced acquisition of the Seabreeze complex, which is composed of five significant fields and a few smaller fields in the general area of Houston, Texas, for an adjusted purchase price of approximately $42.0 million. The acquisition was funded with bank financing under the Company’s existing credit facility, which would after giving effect to the Notes and the repayment of a portion of the current borrowings under the bank credit facility, bring the currently outstanding balance of the Company’s bank debt to approximately $90.0 million.
Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
     The following exhibits are filed or furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number	Description of Exhibit
1.1	Underwriting Agreement dated March 29, 2007 among Denbury Resources Inc., the Subsidiary Guarantors, J.P. Morgan Securities Inc. and Johnson Rice & Company L.L.C.

4.1	First Supplemental Indenture dated April 3, 2007, between Denbury Resources Inc., as Issuer, and The Bank of New York Trust Company, N.A., as Trustee

99.1	Denbury press release, dated March 29, 2007, “Denbury Resources Inc. Announces Pricing of $150 Million Senior Subordinated Notes Offering”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: April 3, 2007	By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
1.1	Underwriting Agreement dated March 29, 2007 among Denbury Resources Inc., the Subsidiary Guarantors, J.P. Morgan Securities Inc. and Johnson Rice & Company L.L.C.

4.1	First Supplemental Indenture dated April 3, 2007, between Denbury Resources Inc., as Issuer, and The Bank of New York Trust Company, N.A., as Trustee

99.1	Denbury press release, dated March 29, 2007, “Denbury Resources Inc. Announces Pricing of $150 Million Senior Subordinated Notes Offering”